Exhibit 99.2

Fundamental Global Completes Combination with Strong Global Entertainment

Business Combination Advances Strategic Streamlining Efforts

Mooresville, NC, September 30, 2024 – Fundamental Global Inc. (Nasdaq: FGF, FGFPP) (“Fundamental Global”) has completed its combination with Strong Global Entertainment, Inc. (NYSE: SGE) (“Strong Global Entertainment”) pursuant to a previously announced arrangement agreement.

The combination received overwhelming support, with more than 99% of the shares cast at the Strong Global shareholders meeting on September 17, 2024 voting to approve the transaction.

Shareholders of Strong Global Entertainment will receive 1.5 common shares of Fundamental Global for each common share they hold.

Kyle Cerminara, Chief Executive Officer of Fundamental Global, stated, “We have completed two significant transactions this week: our combination with Strong Global Entertainment and the sale of Strong/MDI to Saltire Holdings. These actions are part of our strategy to streamline operations, reduce operating costs, and boost liquidity.

About Fundamental Global Inc.

Fundamental Global Inc. (Nasdaq: FGF, FGFPP) and its subsidiaries engage in diverse business activities including reinsurance, asset management, merchant banking, and managed services.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

Forward-Looking Statements

In addition to the historical information included herein, this press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC, our Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s other reports filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Relations Contacts:
investors@fundamentalglobal.com